Exhibit 99.1

Commerce Union Bancshares, Inc. Holds Annual Meeting of Stockholders

Stockholders Elect Four Directors, Ratify Independent Auditing Firm, and Approve 2015 Equity Incentive Plan

BRENTWOOD, Tenn.--(BUSINESS WIRE)--June 19, 2015--Commerce Union Bancshares, Inc. announced today that stockholders elected four nominees as Class I directors, ratified the appointment of Maggart & Associates, P.C. as the company’s independent auditing firm and approved the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan at its annual meeting.

In comments made at the meeting, William R. DeBerry, Chairman and Chief Executive Officer, stated, “We are pleased to announce that we completed the merger with Reliant Bank on April 1, 2015 and our customers were able to bank across our network at that time. Our management team is in place and our merger team is focused on fully integrating our banks by year-end 2015, including converting our systems to a single core processor. We also expect that Commerce Union’s stock will be listed on the NASDAQ Stock Market, expanding the liquidity and marketability of our stock.

“Our focus going forward will be on maintaining our strong and profitable organic growth while maintaining our superior asset quality. We will also evaluate acquisition opportunities across the middle Tennessee market and believe we have the existing management and staff to manage our growth,” continued DeBerry.

DeVan Ard, President of Commerce Union stated, “The merger strengthened our capital base, increased our lending limits, expanded the reach of our combined banks and improved our operating synergies. As a result, we are in a better position to serve our customers and build long-term value for our stockholders.

“Our first quarter’s results highlight our solid growth this year with first quarter deposits up 21.9% to a record $624 million and loans up 9.3% to a record $561 million. We expect to report continued growth in loans and deposits in 2015,” concluded Ard.

At the meeting, shareholders elected the following as persons to serve as Class I directors of the Company to serve a three-year term:

DeVan D. Ard, Jr. – President of Commerce Union Bancshares, Inc. and President and CEO of Commerce Union Bank

William R. DeBerry – Chairman of the Board and CEO of Commerce Union Bancshares, Inc.

Sharon H. Edwards – Chief Financial Officer of Willis North America, a unit of Willis Group Holdings.

Farzin Ferdowsi – Chief Executive Officer of Management Resources Group.

About Commerce Union Bancshares, Inc. and Commerce Union Bank

Commerce Union Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers located in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee. Commerce Union Bancshares’ stock is traded on the Over-the-Counter Bulletin Board quotation system under the symbol “CUBN.” For additional information, locations and hours of operation, please visit www.commerceunionbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshare’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Commerce Union Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer